SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2008

International Wire Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-51043 (Commission File Number)	43-1705942 (I.R.S. Employer Identification No.)

12 Masonic Ave., Camden, NY (Address of Principal Executive Offices)		13316 (Zip Code)

Registrant’s telephone number, including area code: (315) 245-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2008, International Wire Group, Inc. (the “Company”) completed the previously announced acquisition (the “Acquisition”) of the U.S. assets and wire manufacturing operations of Global Wire Ltd., Global Wire Inc., Montgomery Wire Corporation, Wyre Wynd Corporation and Negev Wire Trading Inc. (collectively, “Global Wire”), pursuant to the Asset Purchase Agreement, dated as of June 3, 2008 (the “Purchase Agreement”), by and among the Company and Global Wire. The Company paid a purchase price of $31.3 million (which includes a working capital adjustment estimated at closing to be $3.5 million) and is subject to customary post-closing adjustments. The Company has an additional payment obligation to Global of $0.8 million and an option to purchase the Jewett City property at a later date for $0.8 million, subject to adjustment. The Company funded the Acquisition with borrowings under its revolving credit facility.

A copy of the press release announcing the closing of the Acquisition is attached as an exhibit to this report as Exhibit 99.1. The description of the transaction contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K dated June 4, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated July 1, 2008, announcing the closing of the Acquisition.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL WIRE GROUP, INC.

Date: July 1, 2008	By:	/s/ Glenn J. Holler

Name:   Glenn J. Holler

Title:	Senior Vice President and Chief Financial
Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated July 1, 2008, announcing the closing of the Acquisition.

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